Exhibit 99.2

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT is made this 28th day of July, 2004, by and between SAFERENT, INC., a Delaware corporation, EMPLOYEE HEALTH PROGRAMS, INC., a Florida corporation, SUBSTANCE ABUSE MANAGEMENT, INC., a Florida corporation, HIRECHECK, INC., a Florida corporation, AMERICAN DRIVING RECORDS, INC., a California corporation, FIRST AMERICAN REGISTRY, INC., a Nevada corporation and US SEARCH.COM, INC., a Delaware corporation (collectively, the “Pledgors”), and BANK OF AMERICA, N.A. (the “Bank”).

Recitals

The Pledgors and the Bank executed a Security Agreement (as amended from time to time, the “Security Agreement”) dated July 31, 2003. The parties wish to amend the Security Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. The term “Note” as defined in the Recitals to the Security Agreement is hereby amended so that, from and after the date hereof, the term “Note” shall mean that certain Renewal Promissory Note dated July 28, 2004, executed by First Advantage Corporation, doing business in Florida as First Advantage Holding, Inc. (the “Borrower”) in favor of the Bank in the principal amount of $15,000,000.00 (as such Note may be amended, extended or renewed from time to time).

2. Each Pledgor certifies that as of the date hereof: (a) all of its representations and warranties in the Security Agreement are true and correct as if made on the date hereof; and (b) no Default or Event of Default has occurred under the Security Agreement. The Security Agreement, as modified herein, shall continue in full force and effect from and after the date hereof.

DATED the day and year first above written.

BANK OF AMERICA, N.A.

By:	/s/ David I. Suellau II

Its:	Senior Vice President

SAFERENT, INC.

By:	/s/ John Lamson

Its:	Vice President

EMPLOYEE HEALTH PROGRAMS, INC.

By:	/s/ John Lamson

Its:	Vice President

HIRECHECK, INC.

By:	/s/ John Lamson

Its:	Vice President

AMERICAN DRIVING RECORDS, INC.

By:	/s/ John Lamson

Its:	Vice President

FIRST AMERICAN REGISTRY, INC.

By:	/s/ John Lamson

Its:	Vice President

U.S. SEARCH.COM, INC.

By:	/s/ John Lamson

Its:	Vice President

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